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                                                                   EXHIBIT 10(4)
                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of February 8, 1999, by and between CAM Data Systems, Inc. ("Borrower") and Silicon Valley Bank ("Silicon").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated June 30, 1992 (together with all Schedules thereto) as amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Credit Limit in the original principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). The Loan Agreement has been amended pursuant to, among other documents, an Amended Schedule to Loan and Security Agreement, dated January 9, 1999 (the "Amended Schedule"), pursuant to which, among other things, the Credit Limit was increased to Two Million and 00/100 Dollars ($2,000,000.00). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Additionally, repayment of the Indebtedness is secured by a Security Agreement in Copyrighted Works, dated January 17, 1997.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       Modification(s) to Amended Schedule to Loan Agreement.

                  1. The second paragraph under the Section entitled "Letters of Credit Sublimit" is hereby amended to read as follows:

                           The Account Loans set forth above at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

                  2. The following Section is hereby incorporated into the Amended Schedule:

                           Cash Management Sublimit. Borrower may use up to $250,000.00 for Silicon's Cash Management Services, which may include merchant services, direct deposit of payroll (up to $100,000.00), business credit card, and check cashing services identified in the Cash Management Services Agreement (the "Cash Management Services"). All amounts Silicon pays for any Cash Management Services will be treated as Accounts Loans.

                           The Credit Limit set forth above and the Loans available under this Agreement shall be reduced by the Cash Management Sublimit.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.
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6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below)
understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                  SILICON:

CAM DATA SYSTEMS, INC.                     SILICON VALLEY BANK


By:______________________________          By:_________________________________
Name:____________________________          Name:_______________________________
Title:___________________________          Title:______________________________